Exhibit 5.1

Jolie Kahn, Esq.

2021 Stony Creek

Lansdale, PA 19446

November 1, 2016

Aethlon Medical, Inc.

9635 Granite Ridge Drive, Suite 100

San Diego, California 92123

Ladies and Gentlemen:

I have acted as counsel to Aethlon Medical, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on May 5, 2016. The Company has provided me with a prospectus (the “Prospectus”), which forms a part of the Registration Statement and which provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration of the offer and sale by the Company of up to $12,500,000 of the Company’s (i) common stock, par value $0.001 per share (the “Common Stock”), (ii) debt securities in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.2 to the Registration Statement (the “Indenture”), (iii) warrants to purchase shares of Common Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”), and (iv) units comprised of one or more shares of Common Stock, Debt Securities or Warrants (“Units”), which may be issued under unit agreements to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company (each, a “Unit Agreement”). The Common Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time at prices and on terms to be determined at the time of an offering pursuant to Rule 415 under the Act.

In connection with this opinion, I have examined and relied upon originals or copies certified to my satisfaction of such documents, records, certificates, memoranda and other instruments as I deem necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, I have relied upon certificates of the officers of the Company and have not independently sought to verify such matters.

I have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

With respect to my opinion as to the Common Stock, I have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock) will be in an amount that is not less than the par value of the Common Stock. I have also assumed that any Debt Securities and Warrants offered under the Registration Statement, and the related Indenture and Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

My opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. My opinion herein is expressed solely with respect to the federal laws of the United States and the Nevada Revised Statutes and, as to the Debt Securities constituting valid and legally binding obligations of the Company in paragraph 2 below, solely with respect to the laws of the State of California, assuming those laws are the same as the laws of the State of New York.  I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

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My opinion is based on these laws as in effect on the date hereof, and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. I am not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, and provided that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) and any related free writing prospectuses required by applicable laws have been delivered and filed as required by such laws, I am of the opinion that:

1.	With respect to the Company Common Stock offered under the Registration Statement, provided that (i) the issuance of the Company Common Stock has been duly authorized by all necessary corporate action on the part of the Company (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Common Stock); (ii) the issuance and sale of the Company Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Articles of Incorporation, as amended (the “Articles of Incorporation”), and Amended and Restated Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Company Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor; then the Company Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, and the Common Stock will be fully paid and nonassessable.

2.	With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the execution and delivery of the Indenture); (ii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities); (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

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3.	With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the execution and delivery of the Warrant Agreement); (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants); (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.	With respect to the Units issued under the Unit Agreement and offered under the Registration Statement, provided that (i) the Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the execution and delivery of the Unit Agreement); (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Units); (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

The opinions set forth in paragraphs 2 and 3 relating to the enforceability of the Debt Securities, the Indenture, the Warrant Agreement and the Warrants, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv)  the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (v) I express no opinion with respect to whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vi) I express no opinion as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency.

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The opinions expressed herein as to Debt Securities do not include (i) any opinion with respect to the creation, validity, perfection or priority of any security interest or lien, or (ii) any opinion with respect to compliance with laws relating to permissible rates of interest.

I have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law relating to preferences and fraudulent transfers and obligations.

With your consent, I have assumed for purposes of this opinion that (i) each of the parties to the Indenture, any Warrant Agreement and any Unit Agreement (collectively, the “Operative Documents”) other than the Company (a) is and at all relevant times will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has and at all relevant times will have the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party; and (c) has duly authorized, executed and delivered each such Operative Document and has never revoked such authorization; (ii) with respect to each of the parties to the Operative Documents other than the Company, each Operative Document to which it is a party constitutes and will at all relevant times constitute its legally valid and binding agreement, enforceable against it in accordance with its terms; (iii) the Trustee is and at all relevant times will be in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; (iv) the Warrant Agent is and at all relevant times will be in compliance, generally and with respect to acting as warrant agent under the Warrant Agreement, with all applicable laws and regulations; and (v) the Unit Agent is and at all relevant times will be in compliance, generally and with respect to acting as unit agent under the Unit Agreement, with all applicable laws and regulations.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to my firm under the caption “Legal Matters” in the Prospectus. In giving this consent, I do not thereby admit that I am an “expert” within the meaning of the Securities Act of 1933, as amended. In addition, I give such consent on the condition and understanding that (i) this letter speaks only as of the date hereof and (ii) I have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which I may later become aware.

Very truly yours,

/s/ Jolie Kahn, Esq.

Jolie Kahn, Esq.

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